Exhibit 23.4

CONSENT OF GUSTAVSON ASSOCIATES, LLC

The undersigned, Gustavson Associates, LLC, hereby states as follows:

Our firm assisted with the “Report NI 43-101 Technical Report On The Mt. Todd Gold Project, Northern Teritory (sic), Australia,” the “Preliminary Economic Assessment, Mt. Todd Gold Project, Northern Territory, Australia,” the “Report NI 43-101, Technical Report on the Awak Mas Gold Project, Sulawesi, Indonesia” and the “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in this Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “Form 10-K/A”).

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-136980 and 333-132975) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K/A.

	By:	/s/ William J Crowl
Name: William J Crowl
Title: Vice President, Mining
Date: April 15, 2009

5757 Central Ave Suite D Boulder, CO 80301 USA +1 (303) 443-2209 FAX +1 (303) 443-3156

Mining Office: 274 Union Blvd., Suite 450, Lakewood, CO 80228 USA +1 (720) 407-4062 FAX +1 (720) 407-4067

http://www.gustavson.com               gustavson@gustavson.com